Exhibit 99.1

SkyWater Technology Reports Third Quarter 2022 Results
Record Quarterly Revenues Up 10% Sequentially and Nearly 50% Year-over-Year
BLOOMINGTON, Minn., – NOVEMBER 7, 2022 – SkyWater Technology (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the third quarter of 2022, ended October 2, 2022.
•Total revenue of $52.3 million, up 49% year over year.
•Net loss to shareholders of $6.9 million, or (13)% of revenue.
•Adjusted EBITDA of $3.8 million, or 7.3% of revenue.

“We are pleased to report record third-quarter revenues of over $52 million, demonstrating the momentum we are gaining as we grow our pipeline of ATS programs and partnerships,” said Thomas Sonderman, SkyWater president and chief executive officer. “Our significant growth in Q3 also reflects strong operational execution, as the team demonstrated increased factory efficiencies and significant improvements in gross margin. With flow-through to gross profit well over 50% of incremental revenues, we also achieved adjusted EBITDA of nearly $4 million for the quarter.

“As we look ahead, we anticipate continued growth in revenues for the fourth quarter, driven by momentum in several ATS programs, including the expansion of activities to ready our RH90 platform for productization. While the overall semiconductor industry is experiencing softening business conditions, as we enter 2023, we at SkyWater believe our business is relatively decoupled from the drivers of overall macro weakness. This is due to our unique business model, in which R&D programs and strategic long-term investments drive the majority of our revenues, as well as our focus on end markets and applications that continue to experience strong levels of investment. Furthermore, we believe we are particularly well-positioned to benefit from the increased level of investments in the domestic semiconductor ecosystem that are expected to strengthen through the remainder of the decade. With our improved execution and consistency of results demonstrated year-to-date, we look forward to continuing to demonstrate strong operational performance in our future results, and continued progress toward our long-term financial targets.”
Recent Business Updates:

•Received the highly-anticipated Phase 2 Rad-Hard award, valued at nearly $100 million, to advance our RH90 platform to productization and qualification
•Receipt of a landmark $36 million grant award in Florida to expand our capacity for advanced packaging and heterogeneous integration technologies
•Selection as the exclusive foundry service provider to manufacture semiconductor devices for the new partnership between Google and the U.S. Department of Commerce’s National Institute of Standards and Technology (NIST)
•Strong momentum towards building a stronger domestic semiconductor ecosystem through the CHIPS Act, which in Q3 included:
◦Joining Secretary of Commerce Raimondo, Secretary of State Blinken, Senator Young, and Indiana Governor Holcomb at Purdue University to discuss our role with universities like Purdue in obtaining CHIPS Act funding
◦Welcoming Senator Klobuchar and Congresswoman McCollum at our Minnesota headquarters to discuss how the CHIPS Act will strengthen domestic semiconductor production and boost American competitiveness and innovation
◦Welcoming Senator Rubio at our Florida facility to discuss the importance of secure semiconductor manufacturing in the United States
•Completion of Phase 1 of the IBAS interposer technology development program for critical emerging technologies; this program has now moved into the Phase 2 and Phase 3 stages of platform development

•Strong progress with multiple bio-health customers, as their biosensor solutions continue to progress towards production
•Weebit’s ReRAM test chips have been fully integrated with SkyWater’s S130 platform and are now entering the qualification phase
•Significant gross margin improvement and positive EBITDA performance driven by strong growth of ATS revenue, increased fab efficiency, and execution of our cost reduction plan
•The strong revenue growth year-to-date, combined with a positive outlook for continued growth in Q4, provides greater confidence that our 2022 revenues will meet or potentially exceed our long-term annual growth objective of 25%

Q3 2022 Summary:

GAAP
In USD millions, except per share data	Q3 22	Q3 21	Y/Y	Q2 22	Q/Q
Advanced Technology Services revenue	$35.2	$22.4	57%	$29.8	18%
Wafer Services revenue	$17.2	$12.7	36%	$17.6	(2)%
Revenue	$52.3	$35.0	49%	$47.4	10%
Gross profit (loss)	$8.3	$(1.8)	nm	$2.1	nm
Gross margin	15.8%	(5.2)%	2100 bps	4.4%	1140 bps
Net loss to shareholders	$(6.9)	$(13.9)	50%	$(13.0)	47%
Basic loss per share	$(0.17)	$(0.36)	53%	$(0.32)	47%

Non-GAAP
In USD millions, except per share data	Q3 22	Q3 21	Y/Y	Q2 22	Q/Q
Non-GAAP gross profit (loss)	$8.8	$(0.5)	nm	$2.6	238%
Non-GAAP gross margin	16.8%	(1.4)%	1820 bps	5.6%	1120 bps
Non-GAAP net loss to shareholders	$(5.1)	$(11.5)	56%	$(10.7)	52%
Non-GAAP basic loss per share	$(0.13)	$(0.29)	55%	$(0.27)	52%
Adjusted EBITDA	$3.8	$(2.7)	nm	$(1.6)	nm
Adjusted EBITDA margin	7.3%	(7.7%)	1500 bps	(3.4%)	1070 bps

Q3 2022 Results:
•Revenue: Revenue of $52.3 million increased 49% year-over-year as a result of growth in ATS programs and improved pricing terms for wafer services. Advanced Technology Services revenue of $35.2 million increased 57% year-over-year, reflecting the momentum we are gaining with several key customers. Advanced Technology Services revenue contained $0.2 million of tool revenue in the third quarter of 2022 and $0.3 million in the third quarter of 2021. Wafer Services revenue of $17.2 million increased 36% compared to the third quarter of 2021, driven primarily by the more favorable pricing and continued growth of the Wafer Services business as a result of adding more customers and programs.
•Gross Profit: GAAP gross profit was $8.3 million, or 15.8% of revenue, compared to GAAP gross profit of $(1.8) million, or (5.2)% of revenue, in the third quarter of 2021. Non-GAAP gross profit was $8.8 million, or 16.8% of revenue excluding tool sales, compared to non-GAAP gross profit of $(0.5) million, or (1.4)% of revenue excluding tool sales, in the third quarter of 2021. The improvement was primarily the result of strong growth of Advanced Technology Services revenue, increased fab efficiency and execution of our cost reduction plan. Non-GAAP gross profit for the third quarter of 2022 excludes $0.6 million of equity-based compensation and Florida start-up costs, compared to $1.3 million in the third quarter of 2021. Cost of revenue in the third quarter of 2022 also contained $3.2 million for the heterogeneous integration facility and $1.4 million in depreciation related to the radiation hardened program, compared to $2.3 million and $1.7 million, respectively, in the third quarter of 2021.
•Net Loss: GAAP net loss to shareholders was $6.9 million, or $(0.17) per share, compared to a net loss to shareholders of $13.9 million, or $(0.36) per share, in the third quarter of 2021. Non-GAAP net loss to shareholders was $5.1 million, or $(0.13) per share, compared to a net loss to shareholders of $11.5 million, or $(0.29) per share, in the third quarter of 2021.
•Adjusted EBITDA: Adjusted EBITDA was $3.8 million, or 7.3% of revenue, compared to $(2.7) million or (7.7)% of revenue in the third quarter of 2021.
•Balance Sheet: Cash and cash equivalents were $9.3 million at quarter end, compared to $12.9 million as of January 2, 2022.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below in the section titled, “Non-GAAP Financial Measures.”

Investor Webcast
SkyWater will host a conference call today, Monday, November 7, 2022, at 3:30 p.m. CT to discuss its third quarter 2022 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology

SkyWater (NASDAQ: SKYT) is a U.S. investor-owned semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Foundry. SkyWater’s Technology as a ServiceSM model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its world-class U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology with diverse categories including mixed-signal CMOS, ROICs, rad-hard ICs, power management, MEMS, superconducting ICs, photonics, carbon nanotubes and interposers. SkyWater serves growing markets including aerospace & defense, automotive, biomedical, cloud & computing, consumer, industrial and IoT. For more information, visit:
www.skywatertechnology.com.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past, events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our sole semiconductor foundry at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals amid industry-wide supply chain shortages; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel in a competitive labor market; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; changes in local, regional, national and international economic or political conditions, including those resulting from rising inflation and interest rates, a recession, or intensified international hostilities; the impact of the COVID-19 pandemic on our business, results of operations and financial condition and our customers, suppliers and workforce; the impact of the COVID-19 pandemic on the global economy; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 10, 2022 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	October 2, 2022	January 2, 2022
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$9,322	$12,917
Accounts receivable, net	49,051	39,381
Inventories	12,189	17,500
Prepaid expenses and other current assets	6,120	3,854
Income tax receivable	744	745
Total current assets	77,426	74,397
Property and equipment, net	183,650	180,475
Intangible assets, net	6,092	3,891
Other assets	3,780	4,835
Total assets	$270,948	$263,598
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,051	$1,021
Accounts payable	19,119	7,637
Accrued expenses	28,659	17,483
Current portion of contingent consideration	—	816
Deferred revenue - current	24,212	20,808
Total current liabilities	73,041	47,765
Long-term liabilities:
Long-term debt, less current portion and unamortized debt issuance costs	72,677	58,428
Long-term incentive plan	3,172	4,039
Deferred revenue - long-term	74,078	88,094
Deferred income tax liability, net	965	995
Other long-term liabilities	10,934	4,350
Total long-term liabilities	161,826	155,906
Total liabilities	234,867	203,671
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value per share (80,000,000 shares authorized; zero issued and outstanding)	—	—
Common stock, $0.01 par value per share (200,000,000 shares authorized; 41,453,994 and 39,836,038 shares issued and outstanding)	415	398
Additional paid-in capital	127,067	115,208
Accumulated deficit	(91,029)	(54,479)
Total shareholders’ equity, SkyWater Technology, Inc.	36,453	61,127
Non-controlling interests	(372)	(1,200)
Total shareholders’ equity	36,081	59,927
Total liabilities and shareholders’ equity	$270,948	$263,598

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021
	(in thousands, except share and per share data)
Revenue	$52,326	$35,025	$147,854	$124,315
Cost of revenue	44,049	36,852	138,437	115,164
Gross profit	8,277	(1,827)	9,417	9,151
Research and development	2,580	2,253	7,223	7,519
Selling, general and administrative expenses	10,778	9,626	33,263	33,644
Change in fair value of contingent consideration	—	(1,670)	—	(2,556)
Operating loss	(5,081)	(12,036)	(31,069)	(29,456)
Other (expense) income:
Paycheck Protection Program loan forgiveness	—	—	—	6,453
Interest expense	(1,331)	(733)	(3,400)	(2,703)
Total other (expense) income	(1,331)	(733)	(3,400)	3,750
Loss before income taxes	(6,412)	(12,769)	(34,469)	(25,706)
Income tax expense (benefit)	87	194	(44)	(4,468)
Net loss	(6,499)	(12,963)	(34,425)	(21,238)
Less: net income attributable to non-controlling interests	440	907	2,125	2,422
Net loss attributable to SkyWater Technology, Inc.	$(6,939)	$(13,870)	$(36,550)	$(23,660)
Net loss per share attributable to common shareholders, basic and diluted:	$(0.17)	$(0.36)	$(0.91)	$(0.94)
Weighted average shares used in computing net loss per common share, basic and diluted:	40,669,322	39,059,743	40,245,736	25,609,281

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	October 2, 2022	October 3, 2021

	(in thousands)
Cash flows from operating activities:
Net loss	$(34,425)	$(21,238)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	20,740	20,300
Gain on Paycheck Protection Program loan forgiveness	—	(6,453)
Gain on sale of property and equipment	—	(74)
Amortization of debt issuance costs included in interest expense	521	530
Long-term incentive and stock-based compensation	7,033	10,403
Change in fair value of contingent consideration	—	(2,556)
Cash paid for contingent consideration in excess of initial valuation	(816)	(6,644)
Deferred income taxes	(30)	(4,841)
Non-cash revenue related to customer equipment	—	(2,481)
Changes in operating assets and liabilities:
Accounts receivable	773	(5,091)
Inventories	(4,686)	(3,737)
Prepaid expenses and other assets	(1,212)	4,713
Accounts payable and accrued expenses	16,705	(2,913)
Deferred revenue	(10,612)	(15,831)
Income tax payable and receivable	1	(1,328)
Net cash used in operating activities	(6,008)	(37,241)
Cash flows from investing activities:
Purchase of software and licenses	(400)	(819)
Proceeds from sale of property and equipment	—	149
Purchases of property and equipment	(11,325)	(29,777)
Net cash used in investing activities	(11,725)	(30,447)
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of underwriting discounts and commissions	—	104,212
Net proceeds on Revolver	14,522	(30,289)
Proceeds from the issuance of common stock pursuant to the employee stock purchase plan	1,800	—
Cash paid for offering costs	—	(1,867)
Proceeds from ATM Program, net of underwriting discounts and commissions	2,186	—
Cash paid for capital leases	(1,158)	(591)
Distributions to VIE member	(1,297)	(1,968)
Cash paid on license technology obligations	(1,150)	—
Repayment of Financing	(765)	(787)
Net cash provided by financing activities	14,138	68,710
Net change in cash and cash equivalents	(3,595)	1,022
Cash and cash equivalents - beginning of period	12,917	7,436
Cash and cash equivalents - end of period	$9,322	$8,458

Supplemental Revenue and Cost of Revenue Information by Quarter

	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022
	(in thousands)
Wafer Services revenue	$14,312	$12,652	$14,174	$21,546	$17,584	$17,154
Advanced Technology Services revenue	26,877	22,373	24,359	26,575	29,823	35,172
Revenue	$41,189	$35,025	$38,533	$48,121	$47,407	$52,326

Tool revenue (included in ATS revenue)	$2,346	$281	$1,127	$984	$313	$219
Tool cost of revenue	$1,223	$281	$701	$984	$200	$152
Revenue impact of new contract with significant customer	—	—	—	8,230	—	$—
Cost of revenue impact of new contract with significant customer	—	—	—	10,887	—	$—

Non-GAAP Financial Measures
We provide supplemental non-GAAP financial information that our management utilizes to evaluate our ongoing financial performance and provide additional insight to investors as supplemental information to our U.S. GAAP results. We provide non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss to shareholders, and non-GAAP net loss per share. We provide these non-GAAP financial measures because we believe this non-GAAP presentation provides a baseline for analyzing trends in our business and to exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings press release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because our non-GAAP measures are not determined in accordance with U.S. GAAP, these measures are susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner. As a result, the non-GAAP financial measures presented in this earnings press release may not be directly comparable to similarly titled measures presented by other companies.
We also provide adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measurements. We define adjusted EBITDA as net income (loss) before interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation and certain other items that we do not view as indicative of our ongoing performance, including fair value changes in contingent considerations, management fees, inventory write-down, corporate conversion and IPO related costs, Paycheck Protection Program loan forgiveness, SkyWater Florida start-up costs, net income attributable to non-controlling interests, and management transition expense. We believe adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income determined in accordance with U.S. GAAP. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with U.S. GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	October 2, 2022	October 3, 2021	July 3, 2022
	(in thousands)
GAAP revenue	$52,326	$35,025	$47,407
Tool revenue	219	281	313

GAAP cost of revenue	$44,049	$36,852	$45,327
Equity-based compensation (1)	(456)	(967)	(546)
SkyWater Florida start-up costs (2)	(114)	(374)	(113)
Cost of tool revenue (3)	(152)	(281)	(200)
Non-GAAP cost of revenue	$43,327	$35,230	$44,468

GAAP gross profit	$8,277	$(1,827)	$2,080
GAAP gross margin	15.8%	(5.2)%	4.4%
Equity-based compensation (1)	456	967	546
SkyWater Florida start-up costs (2)	114	374	113
Tool revenue (3)	(219)	(281)	(313)
Cost of tool revenue (3)	152	281	200
Non-GAAP gross profit	$8,780	$(486)	$2,626
Non-GAAP gross margin	16.8%	(1.4)%	5.6%

GAAP research and development	$2,580	$2,253	$2,361
Equity-based compensation (1)	(115)	(341)	(128)
Non-GAAP research and development	$2,465	$1,912	$2,233

GAAP selling, general and administrative expenses	$10,778	$9,626	$10,795
SkyWater Florida start-up costs (2)	—	(60)	(45)
Management transition expense (4)	—	—	—
Equity-based compensation (1)	(1,128)	(2,086)	(1,444)
Management fees (5)	—	—	—
Non-GAAP selling, general and administrative expenses	$9,650	$7,480	$9,306

	Three Months Ended
	October 2, 2022	October 3, 2021	July 3, 2022
	(in thousands)
GAAP net loss to SkyWater Technology, Inc.	$(6,939)	$(13,870)	$(13,005)
Corporate conversion and initial public offering related costs (6)	—	208	—
SkyWater Florida start-up costs (2)	114	434	158
Fair value changes in contingent consideration (7)	—	(1,670)	—
Equity-based compensation (1)	1,699	3,394	2,118
Non-GAAP net loss to shareholders	$(5,126)	$(11,504)	$(10,729)

Equity-based compensation allocation in the consolidated statements of operations:
Cost of revenue	$456	$967	$546
Research and development	115	341	128
Selling, general and administrative expenses	1,128	2,086	1,444
	$1,699	$3,394	$2,118

SkyWater Florida start-up costs allocation in the consolidated statements of operations:
Cost of revenue	$114	$374	$113
Selling, general and administrative expenses	—	60	45
	$114	$434	$158

	Three Months Ended October 2, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(6,939)	$(5,126)
Denominator:
Weighted-average common shares outstanding, basic and diluted	40,669	40,669
Net loss per common share, basic and diluted	$(0.17)	$(0.13)

	Three Months Ended October 3, 2021
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(13,870)	$(11,504)
Denominator:
Weighted-average Class B preferred units outstanding, basic and diluted	39,060	39,060
Net loss per Class B preferred unit, basic and diluted	$(0.36)	$(0.29)

	Three Months Ended July 3, 2022
	GAAP	Non-GAAP
Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(13,005)	$(10,729)
Denominator:
Weighted-average common shares outstanding, basic and diluted	40,203	40,203
Net loss per common share, basic and diluted	$(0.32)	$(0.27)

	Three Months Ended			Nine Months Ended
	October 2, 2022	October 3, 2021	July 3, 2022	October 2, 2022	October 3, 2021
	(in thousands)
Net loss to shareholders	$(6,939)	$(13,870)	$(13,005)	$(36,550)	$(23,660)
Interest expense	1,331	733	1,040	3,400	2,703
Income tax expense (benefit)	87	194	63	(44)	(4,468)
Depreciation and amortization	7,083	6,964	7,198	20,740	20,300
EBITDA	1,562	(5,979)	(4,704)	(12,454)	(5,125)
Paycheck Protection Program loan forgiveness	—	—	—	—	(6,453)
Corporate conversion and initial public offering related costs (6)	—	208	—	—	1,729
SkyWater Florida start-up costs (2)	114	434	158	674	938
Management transition expense (4)	—	—	—	—	435
Fair value changes in contingent consideration (7)	—	(1,670)	—	—	(2,556)
Equity-based compensation (1)	1,699	3,394	2,118	7,033	10,397
Management fees (5)	—	—	—	—	332
Net income attributable to non-controlling interests (8)	440	907	826	2,125	2,422
Adjusted EBITDA	$3,815	$(2,706)	$(1,602)	$(2,622)	$2,119
__________________
(1)Represents non-cash equity-based compensation expense.
(2)Represents start-up costs associated with our 200 mm heterogeneous integration facility in Kissimmee, Florida, which includes legal fees, recruiting expenses, retention awards and facility start-up expenses. These expenses are not indicative of our ongoing costs and will be discontinued following the start-up of SkyWater Florida.
(3)Tool revenue and cost of tool revenue represent the revenue and external costs related to the services we provide to qualify customer funded tool technologies as our customers invest in our capabilities to expand our technology platforms.
(4)Represents expense for the departure of our former Chief Administrative Officer, which includes primarily severance benefits.
(5)Represents a related party transaction with Oxbow Industries, our principal stockholder. As these fees are not part of the core business, did not continue after our IPO and are excluded from management’s assessment of the business, we believe it is useful to investors to view our results excluding these fees.
(6)Represents expenses directly associated with the corporate conversion and IPO, such as professional, consulting, legal and accounting services. This also includes bonus awards granted to employees upon the completion of the IPO. These expenses are not indicative of our ongoing costs and were discontinued following the completion of our initial public offering
(7)Represents non-cash valuation adjustment of contingent consideration to fair market value during the period.
(8)Represents net income attributable to our VIE, which was formed for the purpose of purchasing our land, building with the proceeds of a bank loan. Since depreciation and interest expense are excluded from net loss in our adjusted EBITDA financial measure, we also exclude the net income attributable to the VIE.